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                                                                   EXHIBIT 99.11




                         CONSENT OF INDEPENDENT AUDITORS





The Trustees
Keystone Fund For Total Return
(Formerly named Keystone America Fund For Total Return)





         We consent to the use of our report dated January 5, 1996 included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.





                              /s/ KPMG Peat Marwick LLP

                              KPMG Peat Marwick LLP





Boston, Massachusetts
January 30, 1996